Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

Celsius Holdings Delivers Record Quarterly Revenue of $28.2 Million for the First Quarter, Up 95%

First Quarter Record Domestic Revenue Increases 70% to $19.4 Million

Distribution Expansion and Robust Demand Continue to Drive Growth

Boca Raton, FL (May 12, 2020) –Celsius Holdings, Inc. (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today reported financial results for the quarter ended March 31, 2020.

2020 First Quarter Financial and Business Highlights:

•	Revenue of $28.2 million, up 95% from $14.5 million in the year ago quarter
‒	Domestic revenue increased 70% to $19.4 million, up from $11.4 million in the year ago quarter
‒	International revenue increased 186% to $8.8 million, up from $3.1 million in the year ago quarter
•	Gross profit of $13.0 million, up 128% from $5.7 million in the year ago quarter
o	Gross profit margins total 46.1% (53.5% excluding outbound freight) of revenues
•	Net income of $546,000 compared to $11.7 million, inclusive of $12.2 million gain related to the recognition of a note receivable, in the year ago quarter
•	Non-GAAP Adjusted EBITDA* was $2.8 million compared to $878,000 in the year ago quarter
•	Launched CELSIUS HEAT® Jackfruit, a refreshing exotic tropical flavor
•	Launched nationwide product availability with Walmart at more than 1,500 store locations
•	Expanded nationwide product assortment to five flavors at more than 1,300 Target locations

*	The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), but management believes that disclosure of adjusted EBITDA, a non-GAAP financial measure, may provide users with additional insights into operating performance.

Subsequent to Quarter End:

•	Launched virtual workout program, "SWEAT WITH CELSIUS," via Instagram
•	Announced partnership with Barry's "AT HOME LIVE Instagram Series"
•	DSD (Direct store Delivery) distributors in North America grew to over 100 partners compared to 50 when Celsius first highlighted this strategy on their July 16, 2019 press release, 50% of newly launched Walmart stores will be serviced by DSD, with additional stores to layer on DSD platform
o	Same store sales growth historically has increased an incremental 40% when shifted to DSD platform

“Our record first quarter results reflect our continued momentum and the tremendous traction we are gaining with the distribution and placement of our products around the world,” said John Fieldly, President and Chief Executive Officer. “We continued to leverage strategic partnerships, online experiences and retail relationships to further increase volume in the first quarter and deliver our fifth consecutive quarter of sequential growth with double-digit increases across all geographic regions while expanding gross margins and delivering positive net income. Demand for our functional beverages remains strong, despite a material shift in consumer purchasing behaviors towards online platforms as a result of the recent public health crisis related to the COVID-19 outbreak.”

“Through new and expanded relationships with U.S. retailers and additional DSD distribution agreements, we further expanded our presence and increased throughput to consumers during the first quarter,” Fieldly continued. “Trend forward functional data indicates CELSIUS is growing faster than the category, and our financial results reinforce the strong performance of our business.”

Fieldly concluded, “Our agile operations and marketing teams responded quickly in the first quarter to align our focus and resources with the dramatic shift in retail shopping patterns and the movement towards more online purchasing in light of increased health and safety concerns,” Fieldly continued. “We rapidly implemented pre-set plans around production, sales and marketing initiatives. We have moved many of our experiential off-line activations to digital and online platforms driving a 167% increase in our average daily online sales volume compared to a year ago. We are closely monitoring the macro environment and are prepared to flex and change as needed to keep our momentum going. In the first month of the second quarter we are seeing North America sales volume growth of approximately 38% over the prior year. Favorable market trends and strong consumer demand for healthy beverages, combined with our ability to scale rapidly, positions us for continued success. Notwithstanding the foregoing, the uncertainties resulting from Covid out break my have unforeseen or unexpected impacts on results of operations. Our strategy of positioning Celsius as a global leader for health-minded consumers remains our top priority.”

First Quarter Ended March 31, 2020 Compared to First Quarter Ended March 31, 2019

Revenue

For the three months ended March 31, 2020, revenue was $28.2 million, an increase of $13.7 million, or 95%, from $14.5 million for the 2019 quarter. The increase was driven by continued strong growth of 70% in North America revenues attributable to double-digit growth in both existing accounts and new distribution expansion, including expansion at world class retailers. Revenue in Europe increased 183% as a result of the full consolidation impact of operations related to the acquisition of the company’s Nordic partner in October 2019. Revenue in Asia, which included royalty revenues from China of $190,000, increased by $215,500. The total increase in revenue is primarily attributable to an increase in sales volume, as opposed to increases in product pricing.

The following table sets forth revenue by geography and changes therein for the three-month periods ended March 31, 2020 and 2019:

	Three months ended March 31,
Revenue Source	2020	2019	% Change

Total Revenue	$28,184,889	$14,485,650	95%

North America	$19,359,169	$11,397,862	70%

Europe	$8,500,852	$2,999,664	183%

Asia	$268,292	$52,764	408%

Other	$56,576	$35,360	60%

Gross Profit

For the three months ended March 31, 2020, gross profit increased by $7.3 million, or 128%, to $13.0 million, up from $5.7 million for the same quarter in 2019. Gross profit margin for the three months ended March 31, 2020 was 46.1%, which compares favorably to 39.5% for the 2019 quarter. The increase in gross profit dollars reflects the impact of the consolidation of the European operations and is mainly related to an increase in sales volume from the 2019 quarter, as opposed to increases in product pricing.

Sales and marketing expenses

Sales and marketing expenses for the three months ended March 31, 2020 were $7.5 million, an increase of $3.9 million, or 108%, from $3.6 million in the same quarter in 2019. The increase is primarily due to the impact of the consolidation of the operations of the company’s Nordics partner, which were not present in the 2019 results. Consequently, marketing expenses increased $1.6 million, or 132%, compared to the first quarter of 2019. Similarly, all other sales and marketing expenses give effect to increases related to the consolidation of the European business. Specifically, employee costs increased $1.5 million or 114% from the 2019 quarter to the 2020 quarter, and also reflect investments in human resources to properly service our markets. Moreover, due to the increase in business volume from the 2019 quarter to the 2020 quarter, our support to distributors and investments in trade activities increased by $353,000 and our storage and distribution costs increased by $486,000.

General and administrative expenses

General and administrative expenses for the three months ended March 31, 2020 were $4.2 million, an increase of $1.6 million, or 62%, from $2.6 million for the three months ended March 31, 2019. This increase similarly reflects the impact of the consolidation of the operations of the company’s Nordics partner. As such, administrative expenses increased $1.1 million. The increase was driven by an increase in bad debt reserve of $221,000 in order to cover potential collectability risks associated with the Covid-19 situation. Employee costs for the three months ended March 31, 2020, reflected an increase of $302,000 or 47%, not only attributable to the consolidation of Func Food operations, but also giving effect to investments in resources in order to properly support our higher business volume. All other increases for general and administrative expenses were $232,200 from the 2019 quarter to the 2020 quarter.

Other income / expense

Total other expenses for the three months ended on March 31, 2020 were $0.7 million, which reflects an increase of $12.9 million as the prior year results included a gain of $12.2 million mainly related to the recognition of a note receivable in the prior period. Furthermore, the results for the 2020 quarter include amortization expenses of $310,000, interest expense on bonds payable and financial lease obligations of $273,000, realized foreign translations losses of $78,000 and all other items amount to a net expense of $41,500.

Net Income / (Loss)

As a result of the all above, for the three months ended March 31, 2020, Celsius had net income of $546,000, or $0.01 per diluted share based on a weighted average of 70,339,416 diluted shares outstanding. In comparison, for the three months ended March 31, 2019 the Company had net income of $11.7 million, inclusive of a $12.2 million gain related to the recognition of a note receivable, or $0.19 per diluted share, based on a weighted average of 61,687,409 diluted shares outstanding.

Liquidity and Capital Resources

As of March 31, 2020, the company had cash of $19.1 million compared to $23.1 million as of December 31, 2019. The company had working capital of $27.4 million as of March 31, 2020 compared to $24.8 million as of December 31, 2019.

Cash used in operations during the three months ended March 31, 2020 totaled $3.8 million, reflecting investments in inventory of $5.5 million and other increases in working capital to support growth.

Conference Call

Management will host a conference call today, Tuesday, May 12, 2020 at 10 a.m. ET to discuss the results with the investment community.

To participate in the conference call, please call one of the following telephone numbers at least 10 minutes before the start of the call:

U.S.:	1-877-709-8150
International:	1-201-689-8354

An audio replay of the call will be available on the Company's website at: https://www.celsiusholdingsinc.com/press-releases/

Disclosures can be found on the Company's online disclosure portal at: https://www.celsiusholdingsinc.com/sec-filings/.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its master brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS® has five beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The five lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® BCAA +Energy,  CELSIUS® On-the-Go, and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, Walmart, GNC, Vitamin Shoppe, 7-Eleven, Dick's Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw's and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, please visit http://www.celsiusholdingsinc.com

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.

-- Tables Follow --

Celsius Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31, 2020 (Unaudited)	December 31, 2019 (1)
ASSETS

Current assets:
Cash	$19,094,101	$23,090,682
Accounts receivable-net (note 2)	10,699,811	7,774,618
Note receivable-current (note 6)	1,157,754	1,181,116
Inventories-net (note 4)	21,038,367	15,292,349
Prepaid expenses and other current assets (note 5)	4,671,721	4,170,136
Total current assets	56,661,754	51,508,901

Notes Receivable (note 6)	10,416,120	10,630,041
Property and equipment-net (note 8)	115,324	132,889
Right of use assets (note 7)	626,120	809,466
Long term security deposits	55,358	104,134
Intangibles (note 9)	17,029,472	17,173,000
Goodwill (note 9)	10,023,806	10,023,806
Total Assets	$94,927,954	$90,382,236

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses (note 11)	$19,885,182	$17,292,647
Lease liability obligation (note 7)	587,690	649,074
Bonds payable-net (note 13)	8,599,750	8,634,279
Other current liabilities (note 12)	160,646	107,399
Total current liabilities	29,233,268	26,683,399

Long-term liabilities:
Lease liability obligation (note 7)	188,789	239,848
Total Liabilities	29,422,057	26,923,247

Commitments and contingences (note 17)

Stockholders’ Equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 69,279,260 and 68,941,311 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively (note 15)	69,280	68,942
Additional paid-in capital	129,168,007	127,552,998
Accumulated other comprehensive loss	(868,010)	(753,520)
Accumulated deficit	(62,863,380)	(63,409,431)
Total Stockholders’ Equity	65,505,897	63,458,989
Total Liabilities and Stockholders’ Equity	$94,927,954	$90,382,236

(1)	Derived from Audited Consolidated Financial Statements

Celsius Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	For the three months
	ended March 31,
	2020	2019
Revenue	$28,184,889	$14,485,650
Cost of revenue	15,182,706	8,764,592
Gross profit	13,002,183	5,721,058

Selling and marketing expenses	7,506,047	3,601,003
General and administrative expenses	4,247,853	2,622,102
Total operating expense	11,753,900	6,223,105

Income/(loss) from operations	1,248,283	(502,047)

Other Income/(Expense):

Interest income on note receivable (note 6)	97,534	-
Interest expense	(136,018)	(28,632)
Amortization of intangibles	(143,528)	-
Interest expense on financial leases	(137,165)	-
Amortization of discount on notes payable	-	(85,940)
Amortization of discount on bonds payable	(166,069)	-
Other miscellaneous income	5,340	-
Realized foreign exchange (loss)	(77,923)	-
(Loss)/gain on investment repayment-(note 6)	(144,403)	12,273,213
Total Other Income/(Expense)	(702,232)	12,158,641

Net Income	546,051	11,656,594

Other comprehensive income/(loss):

Unrealized foreign currency translation (loss)/gain	(114,490)	260,665
Comprehensive income	$431,561	$11,917,259

Income per share:
Basic	$0.01	$0.20
Diluted	$0.01	$0.19
Weighted average shares outstanding:
Basic	69,284,307	57,155,445
Diluted (1)	70,339,416	61,687,409

Celsius Holdings, Inc.

Reconciliation of Non-GAAP Financial Measure

	Three months ended Mar 31,
	2020	2019
Net income (loss) available to common stockholders (GAAP measure)	546,051	11,656,594
Add/(subtract) back:
Depreciation and amortization expense	434,536	107,343
Net interest expense	136,018	28,632
Stock-based compensation	1,400,000	1,358,503
Gain/(loss) on transaction	144,403	(12,273,213)
Non-GAAP Adjusted EBITDA	2,661,008	877,860
Non-recurring one-time charges:
Acquisition Costs	100,000
Total non-recurring one-time charges	100,000	0
Non-GAAP Adjusted EBITDA excluding one-time charges	2,761,008	877,860
Net Asia investment	0	0
Net Non-GAAP Adjusted EBITDA excluding net Asia investment*	2,761,008	877,860

*The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), but believe that disclosure of adjusted EBITDA, a non-GAAP financial measure, may provide users with additional insights into operating performance.